                                                                      Exhibit 24


                                POWER OF ATTORNEY

         I, the undersigned Director and/or Officer of Rockwell International Corporation, a Delaware corporation (the Company), hereby constitute WILLIAM J. CALISE, JR., EDWARD T. MOEN, II and PETER R. KOLYER, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, (1) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 and any amendments thereto; (2) any and all amendments (including supplements and post-effective amendments) to the Registration Statement on Form S-3 (Registration No. 333-43071) registering debt securities of the Company in an aggregate principal amount of up to $1,000,000,000 and any shares of Common Stock, par value $1 per share, of the Company (including the associated Preferred Share Purchase Rights) (collectively, the Common Stock) issuable or deliverable upon conversion or exchange of any such debt securities that are convertible into or exchangeable for Common Stock; (3) any and all amendments (including supplements and post-effective amendments) to (a) the Registration Statement on Form S-8 registering securities to be sold under the Company's 1995 Long-Term Incentives Plan and 1988 Long-Term Incentives Plan (Registration No. 333-17055); (b) the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company's Savings Plan, as amended, the Company's Retirement Savings Plan for Certain Employees, as amended, the Reliance Electric Company Savings and Investment Plan, as amended, the Allen-Bradley Company Savings and Investment Plan for Salaried Employees, as amended, and the Allen-Bradley Company Savings and Investment Plan for Hourly Employees, as amended (Registration No. 333-17031); and (c) the Registration Statement on Form S-8 registering securities to be sold pursuant to the Allen-Bradley Company Savings and Investment Plan for Represented Hourly Employees (Registration No. 333-17405); and (4) any and all amendments (including supplements and post-effective amendments) to the Registration Statement on Form S-3 (Registration No. 333-24685) registering (a) certain shares of Common Stock, par value $1 per share (the Securities), of the Company acquired or which may be acquired by permitted transferees upon the exercise of transferable options assigned or to be assigned to them by certain participants in the Company's 1988 Long-Term Incentives Plan in accordance with that Plan and (b) the offer and resale by any such permitted transferee who may be deemed to be an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (an Affiliate Selling Shareowner), of Securities so acquired or which may be acquired by such Affiliate Selling Shareowner upon exercise of any such transferable option.

     Signature                                      Title                            Date
     ---------                                      -----                            -----
/s/ Don H. Davis, Jr.                          Chairman of the Board            December 2, 1998
---------------------                          and Chief Executive
(Don H. Davis, Jr.)                            Officer (principal
                                               executive officer)

/s/ George L. Argyros                           Director                                 December 2, 1998
-----------------------------
(George L. Argyros)

/s/ Donald R. Beall                             Director                                 December 2, 1998
-----------------------------
(Donald R. Beall)

/s/ Richard M. Bressler                         Director                                 December 2, 1998
-----------------------------
(Richard M. Bressler)

/s/ William H. Gray, III                        Director                                 December 2, 1998
-----------------------------
(William H. Gray, III)

/s/ J. Clayburn La Force, Jr.                   Director                                 December 2, 1998
-----------------------------
(J. Clayburn La Force, Jr.)

/s/ William T. McCormick, Jr.                   Director                                 December 2, 1998
-----------------------------
(William T. McCormick, Jr.)

/s/ John D. Nichols                             Director                                 December 2, 1998
-----------------------------
(John D. Nichols)

/s/ Bruce M. Rockwell                           Director                                 December 2, 1998
-----------------------------
(Bruce M. Rockwell)

/s/ William S. Sneath                           Director                                 December 2, 1998
-----------------------------
(William S. Sneath)

/s/ Joseph F. Toot, Jr.                         Director                                 December 2, 1998
-----------------------------
(Joseph F. Toot, Jr.)

/s/ W. Michael Barnes                           Senior Vice President,                   December 2, 1998
-----------------------------                   Finance & Planning and
(W. Michael Barnes)                             Chief Financial Officer
                                                (principal financial officer)

/s/ William E. Sanders                          Vice President and                       December 2, 1998
-----------------------------                   Controller (principal
(William E. Sanders)                            accounting officer)
